Exhibit 10.2

GSV Growth Credit LLC
2925 Woodside Road

Woodside, CA 94062

[ ], 2016

GSV Growth Credit Fund Inc.

2925 Woodside Road

Woodside, CA 94062

Re:	Management Fees Waiver

Dear Ladies and Gentlemen:

Reference is hereby made to the Investment Advisory Agreement (the “Agreement”), dated [ ], 2016 by and between GSV Growth Credit Fund Inc. (the “Company”) and GSV Growth Credit LLC (“we,” “us,” or “our”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Agreement.

We hereby agree to permanently waive all or such portion of the Base Management Fee that we would otherwise be entitled to receive under the Agreement through June 30, 2016.

This letter agreement shall be binding on the undersigned and its respective successors and assigns.

This letter agreement shall be governed by and interpreted and construed in accordance with the governing law provisions set forth in Section 11 of the Agreement.

No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

[Signature page to follow]

Sincerely yours,

GSV GROWTH CREDIT LLC

By:
Name: R. David Spreng
Title: Managing Member

[Signature Page for Fee Waiver Letter]